Exhibit 99.1

TIAA Real Estate Account

Real Estate			As of 12/31/2013

Account Net Assets	Inception Date	Estimated Annual Expenses1 2
$16.9 Billion	10/02/1995	0.90%

Portfolio Strategies

This variable annuity account seeks favorable long-term returns primarily through rental income and appreciation of real estate and real estate-related investments owned by the Account. The Account will also invest in non-real estate-related publicly traded securities and short-term higher quality liquid investments that are easily converted to cash to enable the Account to meet participant redemption requests, purchase or improve properties or cover other expenses. The Account intends to have between 75% and 85% of its net assets invested directly in real estate or real estate-related assets with the goal of producing favorable long-term returns. The Account's principal strategy is to purchase direct ownership interests in income-producing real estate, primarily office, industrial, retail and multi-family residential properties. The Account may also make foreign real estate investments. Under the Account's investment guidelines, investments in direct foreign real estate, together with foreign real estate-related securities and foreign non-real estate-related liquid investments may not comprise more than 25% of the Account's net assets. The Account will invest the remaining portion of its assets (targeted between 15% and 25% of net assets) in publicly traded, liquid investments.

Learn More

For more information please contact:

800 842-2252

Weekdays 8 a.m. to 10 p.m. ET,

Saturdays 9 a.m. to 6 p.m. ET,

or visit tiaa-cref.org

Performance

	Total Return			Average Annual Total Return
	3 Months	YTD	1 Year	3 Years	5 Years	10 Years	Since Inception
TIAA Real Estate Account	1.62%	9.65%	9.65%	10.89%	2.25%	4.80%	6.11%

The returns quoted represent past performance, which is no guarantee of future results. Returns and the principal value of your investment will fluctuate. Current performance may be higher or lower than that shown, and you may have a gain or a loss when you redeem your mutual fund shares. For current performance information, including performance to the most recent month-end, please visit tiaa-cref.org, or call 800 842-2252. Performance may reflect waivers or reimbursements of certain expenses. Absent these waivers or reimbursement arrangements, performance may be lower.

[1]	Expenses are estimated each year based on projected expense and asset levels. Differences between actual expenses and the estimate are adjusted quarterly and are reflected in current investment results. Historically, adjustments have been small.
[2]	The Account's total annual expense deduction appears in the Account's prospectus, and may be different than that shown herein due to rounding. Please refer to the prospectus for further details.

Hypothetical Growth of $10,000

The chart illustrates the performance of a hypothetical $10,000 investment on December 31, 2003 and redeemed on December 31, 2013.

— TIAA Real Estate Account	$15,988

The total returns are not adjusted to reflect sales charges, the effects of taxation or redemption fees, but are adjusted to reflect actual ongoing expenses, and assume reinvestment of dividends and capital gains, net of all recurring costs.

Properties by Type	(As of 12/31/2013)	Properties by Region	(As of 12/31/2013)
% of Real Estate Investments3 4		% of Real Estate Investments3 5
Office	42.5	East	37.0
Apartment	22.5	West	35.8
Retail	17.7	South	24.1
Industrial	13.2	Foreign	1.6
Other	4.1	Midwest	1.5

[3]	Wholly-owned properties are represented at fair value and gross of any debt, while joint venture properties are represented at the net equity value.
[4]	Other properties represents interest in Storage Portfolio investment, a fee interest encumbered by a ground lease real estate investment and undeveloped land.
[5]	Foreign property represents real estate investment in France.

Please refer to the next page for important disclosure information.

TIAA Retirement Annuity Accounts
TIAA Real Estate Account

Real Estate	As of 12/31/2013

Portfolio Composition	(As of 12/31/13)
Investments by Type	% of Net Assets
Real Estate Properties	54.9%
Short Term Investments	18.5%
Real Estate Joint Venture And Limited Partnerships	17.3%
Marketable Securities Real Estate Related	8.9%
Other (Net Receivable/Liability)	0.4%

Top 10 Holdings[6]	(As of 12/31/13)
% of Total Investments[7]
1001 Pennsylvania Avenue	3.8%
50 Fremont Street	2.7%
The Florida Mall	2.6%
99 High Street	2.3%
Fourth and Madison	2.3%
DDR	2.2%
425 Park Avenue	2.1%
780 Third Avenue	1.9%
501 Boylston Street	1.9%
Ontario Industrial Portfolio	1.7%

Market Recap

Real estate market conditions remain solid amid steady economic growth

The U.S. economy continued to grow at a modest pace during the fourth quarter of 2013. According to the Bureau of Labor Statistics, 515,000 new jobs were added during the quarter, compared to 502,000 in the third quarter of the year. All in, the U.S. economy added nearly 2.2 million jobs in 2013. The unemployment rate fell from 7.2% at the end September to 6.7% at year-end. However, much of this decline can be attributed to a contraction in the labor force.

Employment trends in financial and professional and business services serve as a primary driver of office space demand. During the fourth quarter, financial services added 14,000 new jobs, compared with 10,000 in the third quarter. Meanwhile, the professional and business services sector continued to expand as well, adding 112,000 new jobs versus 124,000 in the previous quarter.

Office market conditions improved further. According to CB Richard Ellis Econometric Advisors (CBRE-EA), a frequently cited source for real estate market data, the national office vacancy rate ticked down to 14.9% at year-end, compared with 15.1% last quarter. The improvement was broad-based across the nation as vacancy rates fell in 44 of the 63 markets tracked by CBRE-EA.

Industrial markets conditions continued to make significant headway in the fourth quarter. Based on preliminary data from CBRE-EA, the national availability rate declined to 11.3% compared to 11.7% in the third quarter. The industrial availability rate has now declined in 14 consecutive quarters. All in, availability rates declined in 48 of the 61 markets tracked by CBRE-EA. While an increase in construction may temper future gains in some industrial markets, new supply is not expected to interrupt the overall progress of the sector as demand remains strong.

The ongoing recovery in the apartment market sector continued in the fourth quarter as well. Preliminary data from CBRE-EA indicated that the national vacancy rate was unchanged at 5.0% vs. the year-ago period. (A year-over-year comparison is necessary to take into account the effects of seasonal leasing patterns in the apartment sector.) Effective rent growth averaged 2.5%-3.0% across most markets, while many West Coast markets saw rental increases of 5%. Meanwhile, other major markets, including Washington, DC and New York experienced more modest increases.

Preliminary estimates from the U.S. Census Bureau indicated that retail sales (excluding motor vehicles and parts) increased 1.0% in the fourth quarter compared with last quarter. Spending on clothing, furniture and sporting goods rose but was largely spurred by discounts. The national retail availability rate declined to 12.0% during the quarter, versus 12.3% in the previous quarter as retailers leased space in anticipation of the holiday season.

Important Information

[6]	The top 10 holdings are subject to change and may not be representative of the account's current or future investments. The holdings listed only include the account's long-term investments. Money market instruments and/or futures contracts, if applicable, are excluded. The holdings do not include the account's entire investment portfolio and should not be considered a recommendation to buy or sell a particular security.
[7]	Value as reported in the December 31, 2013 Statement of Investments. Investments owned 100% by the Account are reported based on fair value. Investments in joint ventures are reported at fair value and are presented at the Account's ownership interest.

This property, 1001 Pennsylvania Avenue, is presented gross of debt. The value of the Account's interest less the fair value of leverage is $408.6 million.
This property,50 Fremont Street, is presented gross of debt. The value of the Account's interest less the fair value of leverage is $324.6 million.
This property, The Florida Mall, is a 50% / 50% joint venture with Simon Property Group, L.P. and is presented net of debt. As of December 31, 2013 this debt had a fair value of $192.5 million.
This property, 99 High Street, is presented gross of debt. The value of the Account's interest less the fair value of leverage is $253.0 million.
This property, Fourth and Madison, is presented gross of debt. The value of the Account's interest less the fair value of leverage is $244.3 million.
This property is held in a 85% / 15% joint venture with Developers Diversified Realty Corporation ("DDR"), and consists of 27 retail properties located in 12 states and is presented net of debt. As of December 31, 2013 this debt had a fair value of $691.0 million.
This property, 780 Third Avenue, is presented gross of debt. The value of the Account's interest less the fair value of leverage is $207.4 million.

Real estate investment portfolio turnover rate was 2.10% for the year ended 12/31/2013. Real estate investment portfolio turnover rate is calculated by dividing the lesser of purchases or sales of real estate property investments (including contributions to, or return of capital distributions received from, existing joint venture and limited partnership investments) by the average value of the portfolio of real estate investments held during the period.

Marketable securities portfolio turnover rate was 8.30% for the year ended 12/31/2013. Marketable securities portfolio turnover rate is calculated by dividing the lesser of purchases or sales of securities, excluding securities having maturity dates at acquisition of one year or less, by the average value of the portfolio securities held during the period.

Teachers Insurance and Annuity Association of America (TIAA), New York, NY, issues annuity contracts and certificates.

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TIAA Retirement Annuity Accounts
TIAA Real Estate Account

Real Estate	As of 12/31/2013

Investment, insurance and annuity products: are not FDIC insured, are not bank guaranteed, are not deposits, are not insured by any federal government agency, are not a condition to any banking service or activity and may lose value.

TIAA-CREF Individual & Institutional Services, LLC and Teachers Personal investors Services, Inc., members FINRA, distribute securities products.

THIS MATERIAL MUST BE PRECEDED OR ACCOMPANIED BY A CURRENT PROSPECTUS FOR THE TIAA REAL ESTATE ACCOUNT. PLEASE CAREFULLY CONSIDER THE INVESTMENT OBJECTIVES, RISKS, CHARGES, AND EXPENSES BEFORE INVESTING AND CAREFULLY READ THE PROSPECTUS. ADDITIONAL COPIES OF THE PROSPECTUS CAN BE OBTAINED BY CALLING 877-518-9161.

A Note About Risks

In general, the value of the TIAA Real Estate Account will fluctuate based on the underlying value of the direct real estate or real estate-related securities in which it invests.

The risks associated with investing in the Real Estate Account include the risks associated with real estate ownership including among other things fluctuations in property values, higher expenses or lower income than expected, risks associated with borrowing and potential environmental problems and liability, as well as risks associated with participant flows and conflicts of interest. For a more complete discussion of these and other risks, please consult the prospectus.

©2014 Teachers Insurance and Annuity Association of America-College Retirement Equities Fund (TIAA-CREF), 730 Third Avenue, New York, NY 10017
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